Exhibit 10.01

AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND WAIVER OF DEFAULT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAVIER OF DEFAULTS (this “Amendment”), dated as of May __, 2008, is entered into by and among Nutrition 21, Inc., a New York corporation, Nutrition 21, LLC, a New York limited liability company, Iceland Health, LLC a New York limited liability company (each a “Borrower” and collectively, “Borrowers”) and Gerber Finance Inc. (“Lender”).

RECITALS

Borrowers and Lender are parties to a Loan and Security Agreement dated June 30, 2007 (as amended from time to time, the “Loan Agreement”).

Borrower has requested that certain amendments be made to the Loan Agreement and that Lender waive a certain Event of Default arising under the Loan Agreement, which Lender is willing to make and do pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Definitions. Capitalized terms used in this Amendment have the meanings given to them in the Loan Agreement unless otherwise specified.

2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Loan Agreement is hereby amended as follows:

(a) The following defined term in Section 1(a) is amended to provide as follows:

“Eligible Inventory” means Inventory owned by Borrower which Lender, in its sole and absolute discretion, determines: (a) is subject to a first priority perfected Lien in favor of Lender and is subject to no other Liens whatsoever other than Permitted Liens; (b) is located in a public warehouse known to Lender; (c) is located on premises with respect to which Lender has received a landlord, mortgagee or warehouse agreement acceptable in form and substance to Lender; (d) is not in transit; (e) is not covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Lender; (f) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory Governmental Authority over such Inventory, its use or sale including the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (g) is currently either usable or salable in the normal course of Borrower’s business; (h) is not placed by Borrower on consignment or held by Borrower on consignment from another Person; (i) is in conformity with the representations and warranties made by Borrower to Lender with respect thereto; (j) is not subject to any licensing, patent, royalty (except for chromium picolinate), trademark, trade name or copyright agreement with any third parties; (k) does not require the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory by Lender following an Event of Default and such completion, manufacture or sale does not constitute a breach or default under any contract or agreement to which Borrower is a party or to which such Inventory is or may be subject; (l) is not work-in-process; (m) is covered by casualty insurance acceptable to Lender;(n) does not include Selenomax; (o) does not include inventory owned or sold to Iceland Health, LLC (p) does not include inventory branded or labeled as Iceland Health and (q) not to be ineligible for any other reason.

“Minimum Average Monthly Loan Amount” shall now mean $1,000,000.

(b) Section 13 is amended to provide as follows

“Financial Covenants”

(b) The consolidated liabilities of Borrowers and their subsidiaries at the end of each month shall not exceed five and one quarter (5.25) times the net worth of Borrowers and their Subsidiaries on a consolidated basis.

3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.

4. Waiver of Default. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby waives the Event of Default arising solely from (a) Borrowers and their subsidiaries having consolidated liabilities greater than two times the net worth of Borrowers and their Subsidiaries on a consolidated basis at March 31, 2008. This foregoing waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle any Borrower to any other or further waiver in any similar or other circumstances.

5. Amendment Fee. Borrowers shall pay Lender as of the date hereof a fully earned, non-refundable fee in the amount of $15,000 in consideration of Lender’s execution and delivery of this Amendment.

6. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 4 hereof shall be effective when Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Lender in its sole discretion:

(a) A Certificate of the Secretary of each Borrower certifying as to (i) the resolutions of the board of directors of each Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation or formation and bylaws or operating agreement of each Borrower, which were certified and delivered to Lender pursuant to the Secretarial Certificate of each Borrower’s secretary or assistant secretary dated June 30, 2007 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of each Borrower who have been certified to Lender, pursuant to the Secretarial Certificate of each Borrower’s secretary or assistant secretary dated June 30, 2007, as being authorized to sign and to act on behalf of each Borrower, other than Paul Intlekofer, continue to be so authorized or setting forth the sample signatures of each of the officers and agents of each Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of each Borrower;

(b) Payment of the fee described in Paragraph 5 of this Amendment; and

7. Representations and Warranties. Each Borrower hereby represents and warrants to Lender as follows:

(a) Such Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by such Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation or formation or by-laws or operating agreement of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

8. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Ancillary Agreement to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

9. No Other Waiver. Except as otherwise provided in Paragraph 4 hereof, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Ancillary Agreement, whether or not known to Lender and whether or not existing on the date of this Amendment.

10. Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11. Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Agreement and the Ancillary Agreements, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrowers, jointly and severally, specifically agree to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 5 of this Amendment.

12. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

13. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

14. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GERBER FINANCE INC.	NUTRITION 21, INC.

By: Name: Title:	By: Name: Title:

NUTRITION 21, LLC	ICELAND HEALTH, LLC

By: Name: Title:	By: Name: Title: